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                                POWER OF ATTORNEY


     Each of the undersigned Directors and Officers of ATLAS ASSETS, INC. (the "Company") hereby appoints LARRY E. LACASSE, THOMAS E. LHOST and GENE A. JOHNSON (with full power to each of them to act alone), his attorney-in-fact and agent, in all capacities, to execute and to file any documents relating to the Registration Statements on Forms N-1A and N-14 under the Investment Company Act of 1940 and under the Securities Act of 1933 of the Company, including any and all amendments thereto, covering the registration and the sale of shares by the Company, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive orders or rulings. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     The undersigned Directors and Officers hereby execute this Power of Attorney as of this 3rd day of November, 2000.





/s/ Marion O. Sandler                                /s/ Russell W. Kettell
------------------------------                       -------------------------
Marion O. Sandler                                    Russell W. Kettell
Chief Executive Officer,                             Director
President and Chairman




/s/ Gene A. Johnson                                  /s/ David J. Teece
-----------------------------                        -------------------------
Gene A. Johnson                                      David J. Teece
Assistant Vice President                             Director
and Treasurer



/s/ Barbara A. Bond                                  /s/ Daniel L. Rubinfeld
-----------------------------                        -------------------------
Barbara A. Bond                                      Daniel L. Rubinfeld
Director                                             Director